SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

AMPLIFY SNACK BRANDS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37530	47-1254894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West 5th Street, Suite 1350 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512.600.9893

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 5.02 of this Current Report on Form 8-K regarding the issuance of an inducement award in the form of options to purchase shares of common stock of Amplify Snack Brands, Inc. (the “Company”), par value $0.0001, to Craig Shiesley is incorporated by reference into this Item. The inducement grant is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

A press release announcing the inducement grant to Craig Shiesley was issued by us on September 20, 2019, a copy of which is attached hereto as Exhibit 99.1.

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2017, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) granted Craig Shiesley, the Company’s newly appointed Chief Operating Officer and President, North America, a stock option award to purchase 1,166,173 shares of the Company’s common stock subject to the terms of the Company’s Form of Inducement Award Non-Qualified Stock Option Agreement (“Form of Inducement Option Agreement”) which is attached to this report as Exhibit 10.1. One third (1/3) of the shares subject to Mr. Shiesley’s option award shall vest and become exercisable on the last day of the month of first anniversary of September 12, 2017, and the remaining two thirds (2/3) of the shares subject to Mr. Shiesley’s option award shall vest in twenty-four (24) equal monthly installments thereafter, subject to Mr. Shiesley’s continued service to the Company on each vesting date. This option award replaces in its entirety the option award that was purported to be granted to Mr. Shiesley on September 12, 2017, as previously disclosed in the Current Report on Form 8-K filed by the Company on September 12, 2017 (the “Prior Award”). The Prior Award was not effective and is null and void. The terms of the new option are substantially identical to the Prior Award, except that the exercise price of the new option is $7.06 per share which is $0.02 higher than the Prior Award and equal to the closing price of the Company’s common stock on the date of grant, September 19, 2017.

The option award granted to Mr. Shiesley on September 19, 2017, was granted outside of the Company’s current stockholder-approved stock option and incentive plan and is intended to qualify as an “employment inducement award” within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual; accordingly, the Company is not required to seek (and did not seek) approval of the inducement award made to Mr. Shiesley by the Company’s stockholders under applicable New York Stock Exchange rules.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Inducement Option Agreement

99.1	Press Release, dated September 20, 2017, issued by Amplify Snack Brands, Inc.

Exhibit Index

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement Non-Plan Inducement Award

99.1	Press Release, dated September 20, 2017, issued by Amplify Snack Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Amplify Snack Brands, Inc. (Registrant)

By: /s/ Thomas C. Ennis
Thomas C. Ennis
President and Chief Executive Officer

September 20, 2017